Exhibit 99.1

BOWMO,  INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Bowmo, INC.

INDEX TO FINANCIAL STATEMENTS

F-1

Auditors’ Report

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bowmo, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bowmo, Inc. as of December 31, 2021 and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2022

Lakewood, CO

July 20, 2022

F-2

BOWMO, INC.

Balance SheetS

DECEMBER 31, 2021 AND 2020

	December 31,	December 31,
	2021	2020

ASSETS
Current Assets
Cash and cash equivalents	$385	$111
Accounts receivable	37,638	-
Total Current Assets	38,023	111

TOTAL ASSETS	$38,023	$111

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$65,853	$51,883
Accrued expenses	18,888	4,508
Accrued compensation	556,394	247,315
Deferred revenue	3,108	-
Current portion of notes payable	84,681	93,096
Derivative liability	110,992	93,172
Total Current Liabilities	839,916	489,974

Long-Term Liabilities
Notes payable, net of current portion	40,401	86,564
TOTAL LIABILITIES	880,317	576,538

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock - Par Value $.001 - Authorized 10,000,000 Shares:
Series AA - 652,259 Shares issued and outstanding	652	652
Super Preferred - 500 and 0 Shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	-
Common Stock - Par Value $.001 - 20,000,000 Shares Authorized, 18,150,000 Shares Issued and Outstanding as of December 31, 2021 and 2020	18,150	18,150
Additional Paid-In Capital	3,802,391	3,802,342
Accumulated Deficit	(4,663,488)	(4,397,571)
TOTAL STOCKHOLDERS’ DEFICIT	(842,294)	(576,427)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$38,023	$111

The accompanying notes are an integral part of these financial statements

F-3

BOWMO, INC.

STATEMENTS OF OPERATIONS

yearS ended December 31, 2021 AND 2020

	December 31,	December 31,
	2021	2020
REVENUES
Revenues	$201,675	$2,000
Cost of Revenues	51,643	48,093

Gross profit (deficit)	150,032	(46,093)

Operating Expenses
Compensation expense	403,738	361,770
Professional fees	13,970	58,222
Marketing and advertising	-	1,587
General and administrative	20,619	720,100
Total Operating Expenses	438,327	1,141,679

Loss from Operations	(288,295)	(1,187,772)

Other Income (Expense)
Interest expense	(56,837)	(46,447)
Forgiveness of notes payable – PPP loan	91,035	-
Initial recognition of derivative liability	-	(10,812)
Change in fair value of derivative liability	(17,820)	2,321
Other income	6,000	-
Total Other Income (Expense), Net	22,378	(54,938)

Net loss	$(265,917)	$(1,242,710)

Weighted average common shares outstanding:
Basic and Diluted	18,150,000	16,619,945

Earnings (Loss) per common share:
Basic and Diluted	$(0.01)	$(0.07)

The accompanying notes are an integral part of these financial statements

F-4

BOWMO, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

yearS ended December 31, 2021 AND 2020

Bowmo, Inc

 Condensed Statement of Changes in Stockholders’ Deficit

	Preferred Stock				Common Stock		Additional		Total
	Series AA		Super Preferred				Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
BALANCE AT December 31, 2019	3,483,334	$3,483	-	$-	11,150,000	$11,150	$3,073,389	$(3,154,861)	$(66,839)
Stock-based compensation	-	-	-	-	-	-	2,122	-	2,122
Capital contribution	-	-	-	-	-	-	31,000	-	31,000
Non-cash issuance of shares	-	-	-	-	7,000,000	7,000	693,000	-	700,000
Forfeitured of preferred shares pursuant to signed agreement with preferred stockholder	(2,831,075)	(2,831)	-	-	-	-	2,831	-	-
Net loss	-	-	-	-	-	-	-	(1,242,710)	(1,242,710)
BALANCE AT December 31, 2020	652,259	$652	-	$-	18,150,000	$18,150	$3,802,342	$(4,397,571)	$(576,427)
Stock-based compensation	-	-	-	-	-	-	-	-	-
Non-cash issuance of preferred shares	-	-	500	1	-	-	49	-	50
Net loss	-	-	-	-	-	-	-	(265,917)	(265,917)
BALANCE AT December 31, 2021	652,259	$652	500	$1	18,150,000	$18,150	$3,802,391	$(4,663,488)	$(842,294)

The accompanying notes are an integral part of these financial statements

F-5

BOWMO, INC.

STATEMENTS OF CASH FLOWS

yearS ended December 31, 2021 AND 2020

	December 31,	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(265,917)	$(1,242,710)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Initial recognition of derivative liability	-	10,812
Change in fair value of derivative liability	17,820	(2,321)
Amortization of debt discount	42,457	42,225
Stock-based compensation	50	2,122
Non-cash issuance of common shares	-	700,000
Forgiveness of note payable – PPP note	(91,035)	-
Grant income	(6,000)	-
Changes in operating assets and liabilities:
Accounts receivable	(37,638)	-
Accounts payable	13,970	(10,110)
Accrued expenses	14,380	4,508
Accrued compensation	309,079	247,315
Other liability	-	(4,849)
Deferred revenue	3,108	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	274	(253,008)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	222,116
Stockholder capital contribution	-	31,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	253,116

NET INCREASE IN CASH	274	108

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	111	3

CASH AND CASH EQUIVALENTS - END OF YEAR	$385	$111

Supplemental Disclosure of Cash and Non-cash Transactions:
Cash paid for interest	$-	$-
Non-cash issuance of shares	$1	$-
Debt discount recognized with derivative liability	$-	$84,681
Forfeiture of preferred shares	$-	$2,831

The accompanying notes are an integral part of these financial statements

F-6

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 1 – Nature of Business, Basis of Presentation, and Liquidity

Nature of Operations – Bowmo, Inc. (“the Company”) offers recruiting software and services with the use of its AI-driven platform to connect potential candidates to employers. The Company was incorporated as a Delaware corporation in 2016.

Basis of presentation – The financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Note 2 – Summary of Significant Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates or assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could vary from those estimates.

Cash and cash equivalents – The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Accounts receivable – Accounts receivable include amounts due from customers.  The amounts as of December 31, 2021 and 2020 are certain to be collected and no amount has been accrued for doubtful accounts based on specific reviews performed by management.

Derivative Instruments - The Company’s derivative financial instruments consist of derivatives with the sale of a convertible note in 2020. The accounting treatment of derivative financial instruments requires that the Company records the derivatives at their fair values as of the inception date of the debt agreements and at fair value as of each subsequent balance sheet date. The carrying value assigned to the host instrument will be the difference between the previous carrying value of the host instrument and the fair value of the derivatives. There is no immediate gain/loss from the initial recognition and measurement if the embedded derivative is accounted for separately from its host contract. There is an offsetting debt discount or premium as a result of the fair value assigned to the derivatives, as well as any debt issuance costs, which are amortized under the straight-line method over the term of the loan. Any change in fair value is recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

Deferred Revenue – The Company’s deferred revenue consists of advance customer payments. Deferred revenue results from transactions in which the Company has been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Deferred revenue as of December 31, 2021 and 2020 is summarized as follows:

	December 31, 2021	December 31, 2020
Recruiting as a service	3,108	-
Total deferred revenue	$3.108	$-

Revenue Recognition – The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (1) identification of the contract, or contracts, with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when or as a performance obligation is satisfied.

F-7

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

The Company generates revenue from the following activities:

Software as a Service (“SaaS”):

The Company offers a subscription to its web-based software (“Application”)  that assists employers find potential candidates for open positions. The Application automates the hiring processes with its while providing content, resources, and tools, such as video interviewing and cultural and technical assessments so that the Company’s customers can vet their candidates.

SaaS revenues are recognized over the term of the subscription for access to the Company’s Application. Revenue is recognized monthly over the subscription term. Any payments received prior to the time passing to provide the subscription services are recorded as deferred revenue on the balance sheets.

Recruiting as a Service (“RaaS”):

RaaS allows the Company’s customers to outsource the management of their recruiting process allowing the Company to use the Application to assist its customers hiring needs by strategically gearing the service to reach the customer’s objectives. Revenue from RaaS consists of monthly billing to the customer for services provided.

RaaS revenue is billed to the Company’s customers monthly. Revenues are recognized on a gross basis when each monthly subscription service is completed.

Direct Placement:

The Company generates direct placement revenue by earning one-time fees for each time an employer hires one of the candidates that the Company refers. The Company sources qualified candidate referrals for the employers’ available jobs through the use of the Company’s Application. Upon the employer hiring one or more of the Company’s candidate referrals, the Company earns the direct placement fee, which consists of an amount agreed upon between the Company and its customers. The fee is a percentage of the referred candidates’ first year’s base salary.

Direct placement revenues are recognized on a gross basis on the date of hire of the candidate placed with an employer, as it is more than probable that a significant revenue reversal will not occur. This fee is only charged to the employer. Any payments received prior to the hire date are recorded as deferred revenue on the balance sheets. Payments for recruitment services are typically due within 30 days of completion of services.

Direct placement revenue is subject to a 90-180 day guarantee that the candidate will not resign or be terminated in that time period. The Company uses historical evidence as well as additional factors to determine and estimate the amount of consideration received that the Company does not expect to be entitled to. For any amounts received for which the Company does not expect to be entitled, it would not recognize revenue when the candidate is hired but would recognize those amounts received as a refund liability. The Company included in the transaction price the estimated amount of variable consideration per the expected value method. A refund liability would be credited for the difference between cash consideration received and variable consideration recognized. The refund liability would be updated at the end of each reporting period for any changes in circumstances. As of December 31, 2021 and 2020, there was no refund liability on the balance sheets as historically no direct placement revenue has been refunded to the Company.

F-8

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Revenue Disaggregation

For each of the years, revenues can be categorized into the following:

	December 31, 2021	December 31, 2020

Direct placement	$140,600	$-
Recruiting as a Service	61,075	2,000
Total revenues	$201,675	$2,000

Cost of Revenues – Cost of revenue consist of employee costs, third party staffing costs, hosting service fees, and other fees, outsourced recruiter fees and commissions.

Advertising and Marketing Costs - The Company expenses all advertising and marketing costs as incurred. Advertising and marketing costs were $0 and $1,587 for the years ended December 31, 2021 and 2020, respectively, and are included in marketing and advertising on the statements of operations.

Software Development Costs - Research and development expenditures in the development of its own software are charged to operations as incurred. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release are immaterial. For the year ended December 31, 2021 and 2020, the software development costs were $0 and $18,485, respectively.

Concentrations of credit risk – Financial instruments which potentially subject the Company to credit risks consist primarily of cash and cash equivalents, and accounts receivable. Cash and cash equivalents are held in United States financial institutions. At times such amounts may exceed federally insured limits.

As of December 31, 2021, two customers accounted for more than 10% of revenue, at 80% and 19%, for a total of 99%. As of December 31, 2020, there were no amounts owed to the Company.

During the year ended December 31, 2021, three customers accounted for more than 10% of revenue, at 51%, 18% and 17%, for a total of 86%. During the year ended December 31, 2020, one customer, accounted for 100% of revenue.

Fair Value of Financial Instruments and Fair Value Measurements - The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a hierarchical framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

F-9

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s derivative liability is measured at fair value. The Company’s derivative instruments are valued using Level 3 fair value inputs. The Company does not have any other financial instruments which require re-measurement to fair value. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable represent fair value based upon their short-term nature.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The table below summarizes the fair values of our financial assets and liabilities as of December 31, 2021 and 2020 respectively:

	Fair Value at December 31,	Fair Value Measurement Using
	2021	Level 1	Level 2	Level 3

Derivative liability	$110,992	$-	$-	$110,992

	Fair Value at December 31,	Fair Value Measurement Using
	2020	Level 1	Level 2	Level 3

Derivative liability	$93,172	$-	$-	$93,172

The reconciliation of the derivative liability measured at fair value on a recurring basis using unobservable inputs (Level 3) is as follows for the years ended December 31, 2021 and 2020:

	Years Ended December 31,
	2021	2020
Balance at January 1	$93,172	$-
Additions to derivative instruments	-	95,493
(Gain) loss on change in fair value of derivative liability	17,820	(2,321)
Balance, December 31	$110,992	$93,172

Income Taxes – The financial statements have been prepared in conformity with FASB Accounting Standards Codification 740 (“ASC 740”), Income Taxes.  In accordance with ASC 740, deferred taxes are provided based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.  Deferred taxes are measured using the enacted tax rates expected to be applied when temporary differences are settled or realized.

The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component of income tax expense (benefit). The Company did not recognize any interest or penalties during the years ended December 31, 2021 and 2020, nor did it have any interest or penalties accrued as of December 31, 2021 and 2020.

F-10

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Equity-based compensation – We account for our stock-based compensation under ASC 718 “Compensation - Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the shorter of the service period or the vesting period of the stock-based compensation. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model. Determining the fair value of stock-based compensation at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.

As the Company’s units do not trade on an active market, the value of the options is estimated on the value of common stock at the time of grants, which is determined using an independent appraisal.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASU 2016-13”), which requires the measurement of expected credit losses for financial instruments carried at amortized cost, such as accounts receivable, held at the reporting date based on historical experience, current conditions and reasonable forecasts. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financing Instruments—Credit Losses. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019. On November 15, 2019, the FASB delayed the effective date of FASB ASC Topic 326 for certain small public companies and other private companies. As amended, the effective date of ASC Topic 326 was delayed until fiscal years beginning after December 15, 2022 for SEC filers that are eligible to be smaller reporting companies under the SEC’s definition. The Company does not currently believe the adoption of this standard will have a significant impact on its financial statements, given its history of minimal bad debt expense relating to trade accounts receivable.

In October 2021, the FASB issued ASU 2021-07—Compensation—Stock Compensation (“ASU 2021-07”): Determining the Current Price of an Underlying Share for Equity-Classified Share-Based Awards. The measurement objective in ASU 2021-07 for share-based awards is fair value based, and the current price input is measured at fair value. This input is used in determining an award’s fair value. The practical expedient in this Update allows a non-public entity to determine the current price of a share underlying an equity classified share-based award using the reasonable application of a reasonable valuation method. The practical expedient in this Update is effective prospectively for all qualifying awards granted or modified during fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application, including application in an interim period, is permitted for financial statements that have not yet been issued or made available for issuance as of October 25, 2021. The Company is currently evaluating the impact of adopting this guidance.

Except as noted above, the guidance issued by the FASB during the current year is not expected to have a material effect on the Company’s financial statements. A variety of proposed or otherwise potential accounting standards are currently under consideration by standard setting organizations and regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect if any that the implementation of such proposed standards would have on the Company’s financial statements.

Earnings (Loss) per Share

Basic net loss per share is calculated using the weighted average number of common shares outstanding during the periods. Diluted earnings per share is calculated by dividing earnings (loss) by the weighted number of common shares outstanding. If there is a loss from operations, diluted EPS is computed in the same manner as basic EPS is computed. Accordingly, the outstanding Series Preferred Stock is considered anti-dilutive in which 652,759 and 652,259 were issued and outstanding at December 31, 2021 and 2020, respectively. The outstanding stock options are considered anti-dilutive in which 471,357 were issued and outstanding at December 31, 2021 and 2020.

F-11

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 3 – Going Concern

Management believes it may not have sufficient cash to fund its liabilities and operations for at least the next twelve months from the issuance of these financial statements.

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s management has evaluated whether there is substantial doubt about the Company’s ability to continue as a going concern and has determined that there was substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. This determination was based on the following factors: (1) the Company’s available cash as of the date of this filing will not be sufficient to fund its anticipated level of operations for the next 12 months; (2) the Company will require additional financing for the fiscal year ending December 31, 2022 to continue at its expected level of operations; and (3) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of the date of the end of the period covered by this report and for one year from the issuance of these condensed consolidated financial statements.

The Company also may depend on raising additional debt or equity capital to stay operational, which may be difficult for the Company to raise if needed. The terms of any financing, if the Company is able to complete one, will likely not be favorable to the Company.

The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Notes Payable

Notes payable as of December 31, 2021 and 2020 consist of the following:

	December 31, 2021	December 31, 2020
Economic Injury Disaster Loan	$40,400	$46,400
Paycheck protection Program Loan	-	91,035
Convertible note, net of debt discount	84,681	42,225
Total notes payable	125,081	179,660
Less: current portion of notes payable	(84,681)	(93.096)
Notes payable, net of current portion	$40,400	$86,564

F-12

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Economic Injury Disaster Loan

Entities negatively impacted by the coronavirus (“COVID-19”) pandemic were eligible to apply for loans sponsored by the United States Small Business Administration (“SBA”) Economic Injury Disaster Loan (“EIDL Loan”) program. On July 15, 2020, the Company received cash proceeds of $40,400 under this program. In addition, in July 2020, the Company received $6,000 from the SBA as a COVID-19 Economic Injury Disaster Loan Advance (the “EIDL Advance”). The proceeds can be used to fund payroll, healthcare benefits, rent and other qualifying expenses, and the loan is not subject to a loan forgiveness provision. The standard EIDL Loan repayment terms include interest accruing at 3.75% per annum effective July 15, 2020; the payment schedule contains a one-year deferral period on initial principal and interest payments; the loan term is thirty years; and there is no prepayment penalty or fees. The Company pledged all assets of the Company as collateral for the loan. As of December 31, 2021 and 2020, the amounts outstanding totaled $40,400 and $46,400, respectively, and is classified as part of notes payable on the balance sheets. Additionally, the Company entered into a security agreement with the SBA in which this promissory note is collateralized by certain of the Company’s property as specified within the security agreement. On January 6, 2021, the SBA announced a one-year extension of the deferral period for loans that commenced in 2020 delaying payments of principal and interest to July 2022. On October 8, 2021, the Company received notice of forgiveness from the SBA. Pursuant to an SBA Procedural Notice in December 2020, the EIDL Advance was also forgiven. The Company has recognized the entire EIDL Advance amount of $6,000 as grant income, which is included in other income (expense) in the statement of operations for the year ended December 31, 2021. See Note 10 – Subsequent Events for subsequent modifications of the EIDL Loan.

Paycheck Protection Program

On April 18, 2020, the Company entered into a loan agreement with a financial institution for a loan of $91,035 pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 (the “CARES Act”). This loan was evidenced by a promissory note dated April 18, 2020 (the “PPP Note”) and had maturity two years from the disbursement date. This loan bore interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest were payable monthly commencing one year after the disbursement date and could be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contained customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender could require immediate repayment of all amounts outstanding under the note. The principal and interest of the loan were repayable in 17 monthly equal installments of $15,476 each.

The Company performed calculations for the PPP Note forgiveness according to the terms and conditions of the SBA’s Loan Forgiveness Application and, based on such calculations, expected that the PPP Note would be forgiven in full. In addition, the Company has determined that it was probable the Company would meet all the conditions of the PPP Note forgiveness.

On October 18, 2021 the Company received notification from the SBA that the PPP Note has been forgiven in its entirety. The Company has recognized the forgiveness of the loan amount of $6,000 as forgiveness of note payable – PPP loan, which is included in other income (expense) in the statement of operations for the year ended December 31, 2021.

Convertible Note

On July 7, 2020, the Company issued a $84,681 convertible promissory note (the “Convertible Note”) to a third party (the “Holder”) in exchange for $84,681. The Convertible Note bears interest at 10%, per annum. All unpaid principal and accrued interest under the Convertible Note will be due and payable in full one year from issuance. After six months from the issuance date, the Holder may elect to convert into that number of shares of common stock equal to the quotient obtained by dividing the outstanding principal balance and unpaid accrued interest under this Note by the amount equal to the anticipate public market price of the Company’s common stock multiplied by fifty percent (50%).

F-13

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Derivative liability

The Company issued a convertible note with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s common stock purchase that are categorized within Level 3 of the fair value hierarchy for the years ended December 31, 2021 and 2020 is as follows:

	December 31, 2021	December 31, 2020
Stock price	$0.10	$0.10
Exercise price	$0.05	$0.05
Contractual term (in years)	0.66	0.50 - 1
Volatility (annual)	83%	83%
Risk-free rate	0.39%	0.10% – 0.16%

Annual maturities of the notes payable are as follows:

For the year ending	Amount
December 31, 2022	$105,659
December 31, 2023	2,376
December 31, 2024	2,376
December 31, 2025	2,376
December 31, 2026	2,376
Thereafter	55,180
Total payments	170,343
Less: interest payments	(45,262)
Present value of notes payable	125,081

Interest expense for the years ended December 31, 2021 and 2020 was $56,837 and $46,447, respectively.

Note 5 – Stockholders’ Equity

Preferred Stock

The Company has been authorized to issue 10,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation. All classes of preferred stock have the same rights as discussed below.

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BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Each share of Convertible Preferred Stock shall the same voting rights per share as common stock and may be converted into one (1) share of $0.001 par value common stock. The holders shall be entitled to participate pro rata in any dividends paid on the Common Stock on an as-if-converted basis.  Dividends are payable only when, as and if declared by the Board of Directors. In the event of any liquidation or winding up of the Company, the holders shall be entitled to receive in preference to the holders of the Common Stock a per share amount equal to the greater of: (i) the Original Purchase Price plus any declared but unpaid dividends or (ii) the amount such holder would have received had the shares of Preferred Stock been converted into Common Stock immediately  prior to the liquidation or winding up (the “Liquidation Preference”). After the payment of the Liquidation Preference to the holders, the remaining assets of  the Company shall be distributed to the holders of the Common Stock on a pro-rata basis. A consolidation, merger, acquisition, sale of voting control or sale of all or substantially all of the assets of the Company in which the stockholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation or winding up for purposes of the Liquidation Preference (a “Deemed Liquidation Event”), unless otherwise elected by holders of at least a majority.

On November 18, 2021, pursuant to the Founders Agreement, Michael Lakshin, President, and Edward Aizman, CEO, were issued 500 shares of Super Preferred Stock.

During 2020, pursuant to an agreement with a preferred shareholder, 2,831,075 shares of the Company’s preferred stock were surrendered for no consideration.

As of December 31, 2021 and 2020, there were 652,259 shares of the Company’s Series AA Preferred stock issued and outstanding, respectively, and 500 and 0 of the Company’s Super Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has been authorized to issue 20,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

As of December 31, 2021 and 2020, there were 18,150,000 shares of the Company’s common stock issued and outstanding.

In 2020, pursuant to the Founders Agreement, Michael Lakshin, President, was issued 7,000,000 shares of the Company’s common stock for no consideration valued at $700,000.

Note 6 – Stock Options

During the year ended December 31, 2015, the Company adopted the Bowmo, Inc. 2015 Stock Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, and consultants. A total of 2,000,000 shares of common stock are reserved for issuance under the Plan. At December 31, 2021 and 2020, there were 1,528,643 shares of common stock, respectively, reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, and directors those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

The Plan provides that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Qualified Stock Options.”

F-15

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the years ended December 31, 2021 and 2020 respectively:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2020	471,357	$0.07	5.47	$11,880
Granted	-	-	-	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2021	471,357	$0.07	4.45	11,880

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2019	471,357	$0.07	6.48	$11,880
Granted	-	-	-	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2020	471,357	$0.07	5.47	11,880

All options outstanding as of December 31, 2021 are exercisable. The intrinsic value of options outstanding and exercisable is $11,880 at December 31, 2021.

Note 7 - Commitments and Contingencies

Potential Acquisitions

In 2021, the Company signed two letters of intent to acquire substantially all the assets of Talent Coefficient, LLC and to acquire the business and assume the liabilities of Interview Mastery, Inc. As of December 31, 2021, the consideration for these acquisitions has not been determined and these acquisitions have not been completed.

COVID-19 pandemic contingencies

The spread of the COVID-19 outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the financial statements cannot be reasonably estimated at this time.

F-16

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry, and workforce.

Note 8 – Income Taxes

There was no income tax expense reflected in the results of operations for the years ended December 31, 2021 and 2020 because the Company incurred a net loss for tax purposes.

As of December 31, 2021, the Company had federal and state net operating loss carry forwards of $3,312,964 and $3,311,906, respectively which may be used to offset future taxable income. Approximately $1,696,000 will begin to expire in 2036 while $1,617,000 will not expire but will be limited in annual utilization of 80% of current year income.

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

	December 31, 2021	December 31, 2020
Deferred tax assets / (liabilities)
Net operating loss carryforward	$1,148,000	$1,135,000
Stock-based compensation	243,000	243,000
Accrued expenses	193,000	86,000
Net deferred tax assets	1,584,000	1,464,000
Valuation allowance	(1,584,000)	(1,464,000)
Net deferred tax assets, net of valuation allowance	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

Reconciliation of the statutory federal income tax to the Company’s effective income tax rate for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Statutory federal income tax rate	21.00%	21.00%
State tax, net of federal benefit	18.22%	13.53%
Permanent differences	6.26%	(0.17)%
Valuation allowance	(45.48)%	(34.36)%
Effective rate	-%	-%

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred, but we have not analyzed it at this time as the deferred tax asset is fully reserved.

F-17

BOWMO, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

On March 27, 2020, the US government signed the CARES Act into law, a $2 trillion relief package to provide support to individuals, businesses, and government organizations during the COVID-19 pandemic. During 2020, $91,035 in PPP relief was received under the CARES Act and was forgiven free of taxation in 2021.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the statement of operations. As of December 31, 2021 and 2020 the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the years ended December 31, 2021 and 20120. The Company did not recognize any interest or penalties during fiscal 2021 or 2020 related to unrecognized tax benefits.

For the years ended December 31, 2021 and 2020, the net increase in valuation allowance was approximately $120,000 and $427,000, respectively.

Tax years 2018-2021 remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

Note 9 – Related Party Transactions

For the years ended December 31, 2021 and 2020, payments of $28,400 and $57,000 were made to the President, Michael Lakshin, of the Company for payroll through an entity owned by the President.

For the years ended December 31, 2021 and 2020, expenses of $50,500 and$0 were incurred for recruitment services by an entity owned by Michael Neece, Chief Marketing Officer.

Note 10- Subsequent Events

The Company has evaluated subsequent events through July XX, 2022, which is the date the financial statements were available to be issued, to ensure that this report includes appropriate disclosure of events both recognized in the December 31, 2021 financial statements and events which have occurred but were not recognized in the financial statements.  Except as described below, the Company has concluded that no subsequent events have occurred that requires disclosure.

In February 2022, the Company agreed to the second and third modifications of the EIDL Loan. The EIDL was modified to include additional borrowings of $269,200, which were received in full in February 2022. Periodic monthly payments have increased to $1,506. Additionally, the Company entered into an amended security agreement with the SBA in which this promissory note, and the modifications, is collateralized by certain of the Company’s property as specified within the amended security agreement.

On May 4, 2022, Cruzani, Inc. (“Cruzani”), Bowmo Merger Sub, Inc. (“Merger Sub”).Bowmo, Inc. (“Bowmo”) and Michael E. Lakshin on behalf of the shareholders of Bowmo entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub will merge with and into Bowmo. Pursuant to the Agreement, the purchase price for Bowmo (the “Purchase Price”) shall be shares of Cruzani Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities.

F-18